EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


We consent to the incorporation by reference in the Registration Statement of The Cyber Group Network Corporation and Subsidiary on Form S-8/A of our report, dated May 15, 2001, appearing in the Annual Report on Form 10-K of The Cyber Group Network Corporation and Subsidiary for the year ended December 31, 2001.


/S/  SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 11, 2002


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